CERTIFICATE OF AMENDMENT OF CERTIFICATE
                       OF INCORPORATION BEFORE PAYMENT OF
                             ANY PART OF THE CAPITAL

                                       OF

                          NATIONAL EDGAR SERVICES, INC.


          IT  IS  HEREBY  CERTIFIED  THAT:

          1. THE NAME OF THE CORPORATION (HEREINAFTER CALLED THE "CORPORATION") IS NATIONAL EDGAR SERVICES, INC.

          2.  THE CORPORATION HAS NOT RECEIVED ANY PAYMENT FOR ANY OF ITS STOCK.

          3. THE CERTIFICATE OF INCORPORATION OF THE CORPORATION IS HEREBY AMENDED BY STRIKING OUT ARTICLE I THEREOF AND BY SUBSTITUTING IN LIEU OF SAID ARTICLE THE FOLLOWING NEW ARTICLE I:

                                   "ARTICLE I
                               NAME OF CORPORATION

     THE  NAME  OF  THE CORPORATION IS NES WORLDWIDE, INC. (THE "CORPORATION")."

          4. THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF THE CORPORATION HEREIN CERTIFIED WAS DULY ADOPTED, PURSUANT TO THE PROVISIONS OF
SECTION 241 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE, BY THE SOLE INCORPORATOR, NO DIRECTORS HAVING BEEN NAMED IN THE CERTIFICATE OF INCORPORATION AND NO DIRECTORS HAVING BEEN ELECTED.


SIGNED  ON  JULY  29,  2002

                              KAPLAN  GOTTBETTER  &  LEVENSON,  LLP,
                              SOLE  INCORPORATOR



BY:  /S/ADAM  S.  GOTTBETTER
     -----------------------
      ADAM  S.  GOTTBETTER,  MEMBER